As filed with the Securities and Exchange Commission on May 22, 2000
                           Registration No. 33-95256

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                         UNIROYAL TECHNOLOGY CORPORATION

             (Exact name of Registrant as specified in its charter)

                               Delaware 65-0341868
                 (State or other jurisdiction (I.R.S. Employer
            of Incorporation or organization) Identification Number)

                       Two North Tamiami Trail, Suite 900
                             Sarasota, Florida 34236
                                 (941) 366-5282
       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

             UNIROYAL TECHNOLOGY CORPORATION 1994 STOCK OPTION PLAN
                            (Full title of the plan)

                             OLIVER J. JANNEY, ESQ.
             Executive Vice President, Secretary and General Counsel
                         Uniroyal Technology Corporation
                       Two North Tamiami Trail, Suite 900
                             Sarasota, Florida 34236
                     (Name and address of agent for service)
                                 (941) 361-2212
          (Telephone number, including area code, of agent for service)


                  CALCULATION OF REGISTRATION FEE
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------

                                                     Proposed Maximum          Proposed maximum

Title of Securities to be   Amount to be             offering price per        aggregate offering       Amount of
registered                  registered*              unit**                    price**                  registration fee*
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------

Uniroyal Technology
Corporation Common Stock
(par value $.01 per share)


                            3,400,000 shares         $13.00                    $44,200,000              $13,393.94
--------------------------- ------------------------ ------------------------- ------------------------ -------------------------

* 800,000 shares were registered on August 3, 1995, and 1,000,000 shares were registered on May 20, 1999, after giving effect to the 100% stock dividend declared on March 10, 2000 to stockholders of record as of March 20,2000. The foregoing fee is for registration of the additional 3,400,000 shares covered by this registration statement.

** Estimated solely for the purpose of determining the registration fee in accordance with Rule 457 under the Securities Act of 1933 based on the prices of the grants to the date hereof.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The contents of the Registration Statement filed by the Registrant on Form S-8 on August 3, 1995, Registration Number 33-95256, as amended by the Registration Statement filed by the Registrant on Form S-8 on May 20, 1999, are incorporated herein by reference.

Item 5.  Interests of Named Experts and Counsel

         The opinion and consent of Oliver J. Janney, Esq., Executive Vice President, General Counsel and Secretary of the Company, addressing certain legal matters with regard to the additional shares of common stock being registered under this registration statement are attached hereto as Exhibits 5.1 and 23.1. As of May 19, 2000, Mr. Janney owned certain securities of the Company.

Item 8.  Exhibits

         The following Exhibits are filed herewith:

Exhibit Number                        Description

5.1 and 23.1      Opinion and Consent of General Counsel of Uniroyal Technology
                  Corporation

10.53 Uniroyal Technology Corporation 1994 Stock Option Plan, as amended to May 19, 2000

23.2              Consent of Deloitte & Touche LLP



                                POWER OF ATTORNEY

         Each person whose signature to this registration statement appears below hereby appoints Howard R. Curd, Robert L. Soran and Oliver J. Janney, and each individually, any one of whom may act without the joinder of the others, as his agent and attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this registration statement, which amendments make such changes and additions to this registration statement as such agent and attorney-in-fact may deem necessary or appropriate.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida on May 19, 2000.

                         UNIROYAL TECHNOLOGY CORPORATION

         By:      /s/ George J. Zulanas, Jr.
                  -----------------------
                  George J. Zulanas, Jr.
                  Executive Vice President, Treasurer and
                  Chief Financial Officer
                  (Principal Financial Officer and
                   Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Howard R. Curd                                               May 19, 2000
-----------------------
Howard R. Curd             Director, Chairman of the
                           Board and Chief Executive
                           Officer

/s/ George J. Zulanas, Jr. Executive Vice President,             May  19, 2000
-----------------------
George J. Zulanas, Jr.     Treasurer, and Chief
                           Financial Officer
                           (Principal Financial
                           Officer and Principal
                           Accounting Officer)

/s/ Peter C.B. Bynoe       Director                               May 19, 2000
-----------------------
Peter C.B. Bynoe


/s/ Thomas E. Constance    Director                               May 19, 2000
-----------------------
Thomas E. Constance


/s/ Richard D. Kimbel      Director                               May 19, 2000
Richard D. Kimbel


/s/ Curtis L. Mack         Director                               May 19, 2000
-----------------------
Curtis L. Mack


/s/ Roland H. Meyer        Director                               May 19, 2000
-----------------------
Roland H. Meyer

/s/ John A. Porter         Director                               May 19, 2000
-----------------------
John A. Porter


/s/ Robert L. Soran        Director, President                    May 19, 2000
-----------------------    and Chief Operating
Robert L. Soran            Officer

                                                                Exhibit 10.53






                         UNIROYAL TECHNOLOGY CORPORATION

                       1994 STOCK OPTION PLAN, AS AMENDED

                          TO MAY 19, 2000 AND RESTATED

                                TABLE OF CONTENTS

I.       PURPOSE............................................................1

II.      AMOUNT OF STOCK SUBJECT TO THE PLAN................................1

III.     ADMINISTRATION.....................................................2

IV.      ELIGIBILITY........................................................3

V.       OPTION PRICE AND PAYMENT...........................................4

VI.      TERM OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE ..........5

VII.     TERMINATION OF EMPLOYMENT..........................................6

VIII.    EXERCISE OF OPTIONS................................................8

IX.      USE OF PROCEEDS....................................................8

X.       NONTRANSFERABILITY OF OPTIONS......................................8

XI.      ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS...............8

XII.     RIGHT TO TERMINATE EMPLOYMENT......................................9

XIII.    PURCHASE FOR INVESTMENT............................................9

XIV.     ISSUANCE OF STOCK CERTIFICATES; LEGENDS, PAYMENT OF  EXPENSES.....10

XV.      WITHHOLDING TAXES.................................................11

XVI.     LISTING OF SHARES AND RELATED MATTERS.............................12

XVII.    AMENDMENT OF THE PLAN.............................................12

XVIII.   TERMINATION OR SUSPENSION OF THE PLAN.............................12

XIX.     SAVINGS PROVISION.................................................13

XX.      GOVERNING LAW.....................................................13

XXI.     PARTIAL INVALIDITY................................................13

XXII.    EFFECTIVE DATE....................................................13

                         UNIROYAL TECHNOLOGY CORPORATION

                       1994 STOCK OPTION PLAN, AS AMENDED

                          TO MAY 19, 2000 AND RESTATED

I.PURPOSE

Uniroyal Technology Corporation, a Delaware corporation (the "Company"), desires to afford certain of its key employees and certain key employees of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such key employees an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

The stock options ("Options") offered pursuant to this 1994 Stock Option Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee.

The Company, by means of the Plan, seeks to retain the services of persons now holding key positions and to secure and retain the services of persons capable of filling such positions.

The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options"), but the Company makes no warranty as to the qualification of any Option as an Incentive Option.

II.AMOUNT OF STOCK SUBJECT TO THE PLAN


Up to 5,250,000 shares of Common Stock $.01 per value per share ("Shares"), may be granted and outstanding under the Plan, provided that the total number of Shares of the Company which may be purchased pursuant to the exercise of Options granted under the Plan and all other stock option plans of the Company for employees shall not at any time exceed, in the aggregate, fifteen percent (15%) of the then currently authorized Shares outstanding, on a fully diluted basis, such number to be subject to adjustment in accordance with Article XI of the Plan.

Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options may again be subject to an Option under the Plan.

Except as provided in Articles XVIII and XXII hereof, the Company may, from time to time during the period beginning on the Effective Date and ending on January 1, 2004 (the "Termination Date"), grant to certain key employees of the Company, or certain key employees of any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, Incentive Options and/or Non-Qualified Options under the terms hereinafter set forth.

As used in the Plan, the term "parent corporation" and "subsidiary corporation" shall mean a corporation coming within the definition of such terms contained in Sections 424(e) and 424(f) of the Code, respectively.

III.ADMINISTRATION

The board of directors of the Company (the "Board of Directors") shall designate from among its members an option committee (the "Committee") to administer the Plan. The Committee shall consist of no fewer than two members of the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board of Directors, and any vacancy on the Committee at any time may be filled by resolution adopted by the Board of Directors.

Any or all powers and functions of the Committee may be exercised at any time and from time to time by the Board of Directors or an executive committee of the Board of Directors (the "Executive Committee"; references below to the Committee shall be deemed to include references to the Board of Directors and the Executive Committee, except as the context otherwise requires); provided, however, that all of the members of the Board of Directors or the Executive Committee, as the case may be, which exercise any power or authority under the Plan, are "disinterested persons" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Exchange Act.

Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine the persons to whom Options shall be granted, the time when such persons shall be granted Options, the number of Shares which shall be subject to each Option, the purchase price of each Share which shall be subject to each Option, the period(s) during which such Options shall be exercisable (whether in whole or part), and the other terms and provisions thereof (which need not be identical). In determining the persons to whom Options shall be granted and the number of Shares for which Options are to be granted to each person, the Committee shall give consideration to the length of service, the amount of earnings and the responsibilities and duties of such person. Options need not be uniform as to all grants and recipients thereof.

Subject to the express provisions of the Plan, the Committee also shall have authority to construe the Plan and the Options granted thereunder, to amend the Plan and the Options granted thereunder, to construe any ambiguous provision of the Plan and/or any Option award agreement, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Options (which need not be identical); to determine eligibility for participation in the Plan; to determine whether an Option will be a qualified Incentive Stock Option or a non-qualified option; to grant waivers of Plan terms, conditions, restrictions and limitations or accelerate exercisability of an Option; to correct errors, supply any omissions or reconcile any inconsistencies in the Plan and/or any Option award agreement; to supply additional conditions, terms and restrictions with respect to any Options; to determine the fair market value of a Share, in accordance with the Plan; and to make all other determinations necessary or advisable for administering the Plan. The Committee also shall have the authority to require, in its discretion, as a condition of the granting of any such Option, that the employee agree (a) not to sell or otherwise dispose of Shares acquired pursuant to the exercise of such Option for a period of six (6) months following the date of the acquisition of such Option and (b) that in the event of termination of employment of such employee, other than as a result of dismissal without cause, such employee will not, for a period to be fixed at the time of the grant of the Option, enter into any other employment or participate directly or indirectly in any other business or enterprise which is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such employee will be called upon to utilize special knowledge obtained through employment with the Company or any subsidiary corporation or parent corporation thereof.

The determination of the Committee on matters referred to in this Article III shall be conclusive.

The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Board of Directors, the Executive Committee or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award of Options granted hereunder.

In order to give management of the Company flexibility in hiring new key employees and retaining key employees, the Vice President, Human Resources and Administration of the Company is authorized to grant options to purchase common stock of the Company under the Plan, provided that (1) no such grant shall be made to an executive officer of the Company, (2) no such grant to any individual shall exceed 25,000 shares of common stock of the Company, (3) each grant shall be approved in writing by the Chief Executive Officer and Chief Operating Officer of the Company and (4) the Vice President, Human Resources and Administration or the Secretary of the Company shall notify the Committee in writing of all such grants not later than the meeting of the Committee following such grants.

IV.ELIGIBILITY

Options may be granted only to key or outstanding employees of the Company or any subsidiary corporation or parent corporation of the Company now existing or hereafter formed or acquired, except as hereinafter provided. Any person who shall have retired from the active employment by the Company or any subsidiary corporation or parent corporation of the Company, although such person shall have entered into a consulting contract with the Company or a subsidiary corporation or parent corporation of the Company, shall not be eligible to receive an Option.

         No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the applicable Option. The Plan does not create a right in any person to participate in the Plan, nor does it create a right in any person to have any Options granted to him or her.

V.OPTION PRICE AND PAYMENT

         The price for each Share purchasable under any Option shall be equal to 100% of the fair market value of a Share on the date of grant; provided, however, that in the case of an Incentive Option granted to a person who, at the time such Option is granted, owns shares of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, the purchase price for each Share shall be such amount as the Committee, in its best judgment, shall determine to be not less than one hundred ten percent (110%) of the fair market value per Share at the date the Option is granted. In determining the stock ownership of an employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it in good faith to be true. Each Option shall state whether such Option will be a qualified Incentive Option, a Non-Qualified Option or a combination of the two types.

         If the Shares are listed on a national securities exchange in the United States on any date on which the fair market value per Share is to be determined, the fair market value per Share shall be the closing quotation at which such Shares are sold on such national securities exchange on the date such Option is granted. In the event that the Shares are listed on a national securities exchange in the United States on such date but the Shares are not traded on such date, or such national securities exchange is not open for business on such date, the fair market value per Share shall be determined as of the closest preceding date on which such exchange shall have been open for business and the Shares were traded. If the Shares are listed on more than one national securities exchange in the United States on the date any such Option is granted, the Committee shall determine which national securities exchange shall be used for the purpose of determining the fair market value per Share.

         If on the date any Option is granted a public market exists for the Shares but such Shares are not listed on a national securities exchange in the United States, the fair market value per Share shall be deemed to be the closing price as reported by the Nasdaq National Market (or its successor quotation system) for such Shares on the date such Option is granted. In the event that there is no closing price reported by the Nasdaq National Market (or its successor quotation system) for Shares on the date such Option is granted, the fair market value per Share shall be the closing price reported by the Nasdaq National Market (or its successor quotation system) for Shares on the closest date preceding the date such Option is granted for which such quotations are available.

         If on the date any Option is granted no public market exists for Shares, the fair market value per Share shall be determined by such other reasonable valuation method as the Committee shall, in its discretion, select and apply in good faith. For all purposes of this Plan, the fair market value per Share shall be determined subject to Section 422(c)(7) of the Code.

         For all purposes of this Plan, (i) the fair market value of a Share shall be determined in accordance with this Article V and (ii) the determination by the Committee of the fair market value of a Share shall be conclusive.

         Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares, and applicable taxes, if any, in accordance with Article XV hereof, in cash; provided, however, that in lieu of cash, the holder of an Option may, to the extent permitted by applicable law, exercise an Option (a) in whole or in part, by delivering to the Company Shares (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder for at least six (6) months prior to such delivery having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such shares, the fair market value of Common Shares so delivered to be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations, (b) in whole or in part, by delivering to the Company authorization for the immediate sale of the Shares that will be purchased by exercise of the Option and retention by Company of such sale or liquidation proceeds (accompanied by all requisite authorizations as legal counsel for the Company deem necessary) with respect to such numbers of Shares having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by holder, the fair market value of Shares to be so purchased and sold to be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations, or (c) in part, by delivering to the Company an executed promissory note on such terms and conditions as the Committee shall determine, at the time of grant, in its discretion; provided, however, that (i) the principal amount of such note shall not exceed ninety percent (90%) (or such lesser percentage as would be permitted by applicable margin regulations) of the aggregate purchase price of the Shares then being purchased pursuant to the exercise of such Option and (ii) payment for shares with a promissory note is permissible under applicable law.

VI.TERM OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

         Any Option granted hereunder shall be exercisable at such times, in such amounts and during such period or periods as the Committee shall determine at the date of the grant of such Option; provided, however, that an Incentive Option shall not be exercisable after the expiration of ten (10) years from the date such Option is granted; provided, further, that in the case of an Incentive Option granted to a person who, at the time such Incentive Option is granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, such Incentive Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Option is granted.

         The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.

         To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

         Except to the extent otherwise provided under the Code, to the extent that the aggregate fair market value of stock for which Incentive Options (under all stock option plans of the Company and of any parent corporation or subsidiary corporation of the Company) are exercisable for the first time by an employee during any calendar year exceeds $100,000, such Options shall be treated as Non-Qualified Options. For purposes of this limitation, (a) the fair market value of stock is determined as of the time the Option is granted, and
(b) the limitation will be applied by taking into account Options in the order in which they were granted.

         In no event shall an Option granted hereunder be exercised for a fraction of a Share or the lesser of fifty (50) Shares or the full number of Shares then subject to the Option.

         A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a stockholder with respect to such Shares until the date of issuance of a stock certificate to such person for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired Shares in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired Shares.

VII.TERMINATION OF EMPLOYMENT

         Upon termination of employment of any employee of the Company and all subsidiary corporations and parent corporations of the Company, any Option previously granted to the employee, unless otherwise specified by the Committee in the Option, shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

         (a) if the employee shall die while in the employ of such corporation or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) below and at a time when such employee was entitled to exercise an Option as herein provided, the legal representative of such employee, or such person who acquired such Option by bequest or inheritance or by reason of the death of the employee, may, not later than one (1) year from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option; and

         (b) if the employment of any employee to whom such Option shall have been granted shall terminate by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Committee and stated in the Option), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such employee is entitled to exercise such Option as herein provided, such employee shall have the right to exercise such Option so granted in respect of any or all of such number of Shares as specified by the Committee in such Option, at any time up to and including (i) three (3) months after the date of such termination of employment in the case of termination by reason of retirement or dismissal other than for cause, and (ii) one (1) year after the date of termination of employment in the case of termination by reason of disability.

         In no event, however, shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option, as specified therein.

         If an employee voluntarily terminates his or her employment, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Committee in the Option, forthwith terminate with respect to any unexercised portion thereof.

         If an Option granted hereunder shall be exercised by the legal representative of a deceased grantee or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any employee or former employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

         For the purposes of the Plan, the term "for cause" shall mean (a) with respect to an employee who is a party to a written employment agreement with, or, alternatively, participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined therein; or (b) in all other cases, (i) the willful commission by an employee of an act that causes or may cause substantial damage to the Company or a subsidiary corporation or parent corporation of the Company;
(ii) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (iii) conviction of the employee for commission of a felony in connection with the performance of his duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company, or (iv) the continuing failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation or parent corporation of the Company after written notice thereof and a reasonable opportunity to be heard and cure such failure are given to the employee by the Committee.

         For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422 of the Code. If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an "employee" for purposes of the exercise of an Option, such individual shall not be entitled to exercise such Option during such period and while the employment is treated as continuing intact unless such individual shall have obtained the prior written consent of such corporation, which consent shall be signed by the chairman of the board of directors, the president, a vice-president or other duly authorized officer of such corporation.

         A termination  of employment  shall not be deemed to occur by reason of
(i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company.

VIII.EXERCISE OF OPTIONS

         Options granted under the Plan may be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and accompanied by payment of the purchase price stated in the Option and applicable taxes, if any, in accordance with Article XV hereof. Subject to the terms of Articles XIII, XIV and XVI hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

IX. USE OF PROCEEDS

         This Plan shall be unfunded. The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

X.NONTRANSFERABILITY OF OPTIONS

         No Option granted hereunder shall be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of the grantee thereof, only by such grantee. Except to the extent provided above, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

XI.ADJUSTMENT OF SHARES; EFFECT OF CERTAIN TRANSACTIONS

         Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option granted under the Plan (through merger, consolidation (whether or not the Company is a surviving corporation), reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, extraordinary dividend payable in cash or property, combination of shares, exchange of shares, or other like change in capital structure of the Company), an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Committee shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options, the maximum number of Shares for which Options may be granted to any one employee of the Company, and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Committee as to these matters shall be conclusive; provided, however, that (a) each such adjustment with respect to an Incentive Option shall comply with the rules of Section 424(a) of the Code (or any successor provision), and (b) in no event shall any adjustment be made which would render any Incentive Option granted hereunder other than an "incentive stock option" as defined in Section 422 of the Code.

         In the event of a "change in control" of the Company, all then outstanding Options shall immediately become exercisable. For purposes of the Plan, a "change in control" of the Company occurs if (a) more than fifty percent (50%) of the total combined voting power of all classes of stock of the Company normally entitled to vote for the election of directors of the Company is acquired by another person, firm or corporation or by a cooperating group of such individuals or entities, (b) the Board of Directors approves the sale of all or substantially all of the property or assets of the Company, or (c) the Board of Directors approves a consolidation or merger of the Company with another corporation, the consummation of which would result in the occurrence of an event described in clause (a) above.

         Notwithstanding   anything  contained  herein  to  the  contrary,   the
Committee, in its discretion, may determine that, upon the occurrence of a transaction described in the preceding paragraph, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each Share subject to such Option, an amount equal to the excess of the fair market value of such Shares immediately prior to the occurrence of such transaction over the exercise price per Share of such Option; such amount shall be payable in cash, in one or more of the kinds of property payable in such transaction, or in a combination thereof, as the Committee in its discretion shall determine. The provisions contained in the preceding sentence shall be inapplicable to an Option granted within six (6) months before the occurrence of a transaction described above if the holder of such Option is subject to the reporting requirements of Section 16(a) of the Exchange Act.

XII.RIGHT TO TERMINATE EMPLOYMENT

         The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the employment of any holder of an Option and it shall not impose any obligation on the part of any holder of an Option to remain in the employ of the Company or of any subsidiary corporation or parent corporation thereof.

XIII.PURCHASE FOR INVESTMENT

         Except as hereinafter provided, the Committee may require the holder of an Option granted hereunder, as a condition of exercise of such Option, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to (x) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (y) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

         Nothing herein shall be construed as requiring the Company to register Shares subject to any Option under the Securities Act. In addition, if at any time the Committee shall determine that the listing or qualification of the Shares subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an Option, or the issuance of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

XIV.ISSUANCE OF STOCK CERTIFICATES; LEGENDS, PAYMENT OF EXPENSES

         Upon any exercise of an Option which may be granted hereunder and payment of the purchase price and applicable taxes, if any, in accordance with
Article XV hereof, in respect thereof in accordance with the terms of this Plan and the Option, a certificate or certificates for the Shares shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person.

         The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Committee, in its discretion, determines to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares, or
(c) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Incentive Option granted under the Plan.

         The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable to the inclusion of the Shares he or she receives in the Registration Statement.

         All  Shares  issued  as  provided   herein  shall  be  fully  paid  and
nonassessable to the extent permitted by law.

XV.WITHHOLDING TAXES

         The Company may require an employee exercising a Non-Qualified Option granted hereunder, or disposing of Shares acquired pursuant to the exercise of an Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the corporation that employs such employee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such Shares. In lieu thereof, the corporation that employs such employee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the employee upon such terms and conditions as the Committee shall prescribe. The corporation that employs such employee may, in its discretion, hold the stock certificate to which such employee is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of a Non-Qualified Option (the "Tax Date"), except as set forth below, a holder of a Non-Qualified Option may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (a) directing the Company to withhold from Shares issuable in the related exercise either a specified number of Shares or Shares having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering Shares previously issued pursuant to the exercise of an Option or other shares of the Company's common stock owned by the holder for at least six (6) months prior to such tender or
(c) combining any or all of the foregoing options in any fashion. An Election shall be irrevocable. The withheld Shares and other Shares tendered in payment shall be valued at their fair market value (determined in accordance with the principles set forth in Article V hereof) on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate. In addition, the Company shall be authorized to effect any such withholding upon exercise of a Non-Qualified Option by retention of shares issuable upon such exercise having a fair market value at the date of exercise (as determined under Article V) which is equal to the amount to be withheld; provided, however, that the Company shall not be authorized to effect such withholding without the prior written consent of the employee if such withholding would subject such employee to liability under Section 16(b) of the Exchange Act. The Committee may prescribe such rules as it determines with respect to employees subject to the reporting requirements of Section 16(a) of the Exchange Act to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the "Commission") under Section 16 of the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act.

                              Exhibits 5.1 and 23.1

                         UNIROYAL TECHNOLOGY CORPORATION
                                    SUITE 900
                             TWO NORTH TAMIAMI TRAIL
                             SARASOTA, FLORIDA 34236
OLIVER J. JANNEY
EXECUTIVE VICE PRESIDENT,                           Telephone:  (941) 361-2212
GENERAL COUNSEL & SECRETARY                              Fax:   (941) 361-2214

                                                                May 19, 2000

Uniroyal Technology Corporation
One Sarasota Tower
Two North Tamiami Trail, Suite 900
Sarasota, Florida 34236

Dear Sirs:

     I have acted as counsel to Uniroyal Technology Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement of the Company on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the offering and sale of up to 3,400,000 shares of common stock, $0.01 par value per share ("Common Stock"), of the Company issuable in connection with the Company's 1994
Stock Option Plan (the "Plan"). Terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

     In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Plan, and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers or representatives of the Company as I have deemed relevant or necessary as a basis for the opinions hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant or necessary for a basis for the opinions hereinafter set forth.

     In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents submitted to me as certified or photostatic copies and the authenticity of such latter documents.

     Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the shares of Common Stock initially issuable in connection with the Plan will be validly issued, fully paid and non-assessable and free of preemptive rights.

     The opinions herein are limited to the laws of the State of Florida, the General Corporation Law of the State of Delaware and the federal laws of the United States, and I express no opinion as to the effect of the laws of any other jurisdiction on the matters addressed in this opinion.

     I consent to the use of this opinion as an exhibit to the Registration Statement. I further consent to the use of this opinion as an exhibit to applications to securities commissioners of various states of the United States for registration or qualification of the Common Stock issuable in connection with the Plan under the securities (or "Blue Sky") laws of such states to the extent that such registration or qualification may be required.

     This opinion is rendered solely for your benefit in connection with the Plan. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without my prior written consent, except as noted above.

                                Very truly yours,

                                Oliver J. Janney

                                  Exhibit 23.2





INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement No.33-95256 of Uniroyal Technology Corporation on Form S-8 of our report dated December 20, 1999 (April 12, 2000 as to Note 21) appearing in the Current Report on Form 8-K dated April 27, 2000 of Uniroyal Technology
Corporation.


/S/ Deloitte & Touche LLP


Tampa, Florida
May 19, 2000